EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement (No. 333-224382) on Amendment No.3 to Form S-1 of our report dated April 1, 2019, relating to the consolidated financial statements of Ideanomics, Inc. and its subsidiaries and variable interest entities as of and for the years ended December 31, 2018 and 2017, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on August 2, 2019.

/s/ B F Borgers CPA PC

Lakewood, Colorado

August 2, 2019